EXHIBIT 16.1

SEALE and BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com

Thursday, September 17, 2009

CRC Crystal Research Corporation
4952 E. Encanto Street
Mesa, AZ 85205

This letter is to confirm that the client-auditor relationship between CRC Crystal Research Corporation (Commission File Number 000-52472) and Seale and Beers, CPAs has ceased.

Sincerely,

/s/  Seale and Beers, CPAs
Seale and Beers, CPAs

cc: Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth St. NW
Washington, DC 20549
Via fax: 202-772-9252
Or 202-772-9251

6490 WEST DESERT INN RD, LAS VEGAS, NEVADA 89146 (702) 253-7492 Fax: (702) 253-7501